UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2019 (February 12, 2019)

Comstock Holding Companies, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-32375	20-1164345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1886 METRO CENTER DRIVE, FOURTH FLOOR

RESTON, VIRGINIA 20190

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 883-1700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2019, Comstock Holding Companies, Inc. (the “Corporation”) held a special meeting of stockholders (the “2019 Special Meeting”), at which its stockholders approved and adopted the Comstock Holding Companies, Inc. 2019 Omnibus Incentive Plan (the “2019 Plan”) as discussed further under Item 5.07 of this Current Report on Form 8-K. The Corporation’s board of directors previously approved the 2019 Plan on December 12, 2018, subject to stockholder approval. The 2019 Plan replaces the Comstock Homebuilding Companies, Inc. Amended and Restated 2004 Long-Term Incentive Compensation Plan (the “Prior Plan”), and no new awards will be granted under the Prior Plan. A total of 2,500,000 shares of the Corporation’s common stock is authorized for issuance under the 2019 Plan.

The 2019 Plan is described in more detail in the Corporation’s Definitive Proxy Statement on Schedule 14A for the 2019 Special Meeting, which was filed with the Securities and Exchange Commission on January 22, 2019 (the “Proxy Statement”). The foregoing description of the 2019 Plan does not purport to be complete and is qualified in its entirety by reference to the 2019 Plan, a copy of which is attached as Annex B to the Proxy Statement, and is incorporated by reference into this Current Report on Form 8-K.

Item 5.03Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As discussed under Item 5.07 of this Current Report on Form 8-K, at the 2019 Special Meeting, the Corporation’s stockholders approved an amendment to the Corporation’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Class A common stock from 11,038,071 to 59,779,750 and a corresponding increase to the number of authorized shares of capital stock from 31,428,571 to 80,000,000 (the “Amendment”). The Amendment became effective upon filing with the Secretary of State of the State of Delaware on February 15, 2019 (the “Certificate of Amendment”). A copy of the Certificate of Amendment is attached as Exhibit 3.1 hereto and is incorporated by reference into this Current Report on Form 8-K.

On February 15, 2019, the Corporation filed a Certificate of Amendment of Certificate of Designation of Series C Non-Convertible Preferred Stock of Comstock Holding Companies, Inc. (the “Series C Certificate of Amendment”) with the Secretary of State of the State of Delaware. The Series C Certificate of Amendment amended the Certificate of Designation to increase the number of shares of Series C Preferred Stock from 3,000,000 to 4,500,000. A copy of the Series C Certificate of Amendment is attached as Exhibit 3.2 hereto and is incorporated by reference into this Current Report on Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2019 Special Meeting, two proposals were submitted to, and approved by, the Corporation’s stockholders. The proposals are described in more detail in the Proxy Statement. Each holder of our Class B common stock was entitled to fifteen votes per share of Class B common stock and each holder of our Class A common stock was entitled to one vote per share of Class A common stock on all matters submitted to our stockholders for a vote.  The final voting results are below.

Proposal 1

The Corporation’s stockholders approved an amendment to the Corporation’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Class A common stock from 11,038,071 to 59,779,750 and a corresponding increase to the number of authorized shares of capital stock from 31,428,571 to 80,000,000. The voting results are set forth below:

Votes For		Votes Against	Votes Abstain	Broker Non-vote
Class A	Class B
895,402	220,250	319,287	27,957	0

Proposal 2

The Corporation’s stockholders approved the Comstock Holding Companies, Inc. 2019 Omnibus Incentive Plan. The voting results are set forth below:

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Votes For		Votes Against	Votes Abstain	Broker Non-vote
Class A	Class B
929,947	220,250	310,852	1,847	0

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Comstock Holding Companies, Inc. filed with the Secretary of State of the State of Delaware on February 15, 2019.
3.2

Certificate of Amendment of Certificate of Designation of Series C Non-Convertible Preferred Stock of Comstock Holding Companies, Inc. filed with the Secretary of State of the State of Delaware on February 15, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMSTOCK HOLDING COMPANIES, INC.

Date: February 19, 2019	By:	/s/ Christopher Clemente
Christopher Clemente
Chief Executive Officer

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